UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2026

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-37403	98-1782229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Madison Avenue New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Amy Howe as Chief Executive Officer of FanDuel

On April 30, 2026, Flutter Entertainment plc (“Flutter”) agreed to have Amy Howe, Chief Executive Officer of FanDuel Inc. (“FanDuel”) leave the employment of FanDuel. On May 5, 2026, FanDuel and Ms. Howe entered into a Separation Agreement (the “Separation Agreement”), pursuant to which Ms. Howe’s employment with FanDuel will terminate as of May 6, 2026. Christian Genetski, President of FanDuel, will assume responsibility for leading the FanDuel business, in addition to his current role.

Under the terms of the Separation Agreement, in addition to a time pro-rated vesting of the “Value Creation Award” granted on October 27, 2021 to which Ms. Howe is entitled pursuant to the award’s existing terms, subject to Ms. Howe’s execution and non-revocation of a general release of claims in favor of Flutter and compliance with other terms of the Separation Agreement, Ms. Howe will receive the following separation benefits: (i) payment of severance in the aggregate gross amount of $4,370,828, representing 24 months’ of base salary plus annual bonus opportunity, over a 52-week period; (ii) in respect of the awards granted as time-based restricted stock units (“RSUs”) under the Flutter 2024 Omnibus Incentive Plan, full vesting of tranche 1 of the 2025 RSUs and tranche 1 of the 2026 RSUs, and a time pro-rated vesting of the remainder of RSUs; (iii) full vesting of the RSUs granted under the Flutter 2016 Restricted Share Plan; (iv) a time pro-rated vesting of her performance stock units subject to achievement of the performance conditions; and (v) continuation of health insurance at Flutter’s expense for up to 12 months, in addition to any accrued but unpaid salary and benefits.

The Separation Agreement also includes customary provisions, including non-disparagement, cooperation in certain matters, return of employer’s property, confidentiality obligations, and non-solicitation of employees for one year. The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to Flutter’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Appointment of Dan Taylor as President of Flutter

On April 30, 2026, Flutter appointed Dan Taylor, Chief Executive Officer of Flutter’s International Division, to the newly created role of President of Flutter effective May 6, 2026, in addition to his current responsibilities.

In connection with his appointment, Flutter entered into a new Side Letter agreement with Mr. Taylor, pursuant to which he will be entitled to receive a base salary of $1,160,000 per year, and be eligible for a discretionary annual bonus with a target opportunity of 125% of base salary (and a maximum opportunity of 250% of base salary), a grant of RSUs with a grant date fair value of 200% of base salary scheduled to vest in three equal installments on September 1, 2026, September 1, 2027 and September 1, 2028 subject to continued employment, and performance stock units with a grant date fair value of 600% of base salary scheduled to vest on September 1, 2029 subject to continued employment and achievement of performance conditions (with potential maximum vesting at 200% of target). Mr. Taylor will also receive a one-off grant of RSUs with a grant date fair value of 100% of base salary scheduled to vest in two equal instalments on September 1, 2027 and September 1, 2028 subject to continued employment. His pension contribution from Flutter will reduce from 9% of base salary to 5% of base salary. The foregoing description of the Side Letter is a summary and is qualified in its entirety by reference to the Side Letter, which will be filed as an exhibit to Flutter’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Mr. Taylor, age 46, has held the role of the Chief Executive Officer of Flutter’s International Division since July 2020, and is responsible for all five of Flutter’s international regions (UKI, SEA, APAC, CEE and Brazil) including all international brands (Adjarabet, Betfair, BetNacional, Junglee, Maxbet, Paddy Power, PokerStars, Sisal, SkyBet, Snai, Sportsbet and tombola) which operate across more than 25 regulated markets. Prior to this, Mr. Taylor was the Chief Executive Officer of Paddy Power Betfair from 2018 to 2020 with similar responsibilities for Adjarabet, Betfair and Paddy Power online and retail businesses. Prior to these roles, he was Managing Director, UK & Ireland and Managing Director Retail from 2015 to 2018.

Before Flutter, Mr. Taylor was the Managing Director of Teletext Holidays, Director of Strategy and Commercial Development of DMG Media and an Associate Partner at OC&C Strategy Consultants. Mr. Taylor is also a non-executive director at Dunelm plc.

Mr. Taylor holds an MA in economics from Cambridge University.

Mr. Taylor does not have any family relationships with any executive officer or director of Flutter. There are no arrangements or understandings with Mr. Taylor, or any other persons, under which Mr. Taylor was elected to serve as an officer of Mr. Taylor. In addition, he is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K of the Securities and Exchange Act of 1934, as amended.

Item 7.01	Regulation FD Disclosure.

On May 6, 2026, Flutter issued a press release regarding the leadership transition at FanDuel, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 6, 2026

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: May 6, 2026	By:	/s/ Edward Traynor
	Name:	Edward Traynor
	Title:	Company Secretary